EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-18278 of Mandalay Resort Group on Form S-8 of our report dated June 21, 2004 appearing in this Annual Report on Form 11-K/A of the Mandalay Resort Group Employees= Profit Sharing and Investment Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 23, 2004